Exhibit 10.14

Credit Facility Agreement

of

Mega International Commercial Bank

Reference number: zhaodunyuezi no. A102322

Client: Applied Optoelectronics, Inc., Taiwan Branch

Applied Optoelectronics, Inc., Taiwan Branch (the “Borrower”) and Mega International Commercial Bank (the “Bank”) hereby agree that the Borrower shall be bound by the following terms and conditions for all the credit granting transactions with the Bank.

General conditions

Article 1: Scope of Application

This Agreement sets forth the general terms and conditions of all the credit granting transactions between the Borrower and the Bank, and unless otherwise provided by any other agreements, shall apply to all the credit facility granted hereunder. This Agreement shall come into effect upon being executed and returned to the Bank by the Borrower.

Article 2: Definition of Bank

For the purpose of this Agreement, the Bank includes the general management department and the branches thereof.

Article 3: Scope of Indebtedness

The indebtedness under this Agreement refers to all the bills, loans, advance payments, securities or other debts owed by the Borrower to the Bank, including the interest, late payment interest, default penalty, damages and any other expenses payable by the Borrower.

Article 4: Adjustment of the Amount and Extension Date

With respect to any loan to be granted to the Borrower, if the Bank is short of cash or the extension of such loan would make the Bank in breach of laws, the Bank may adjust the extension date and the amount of such loan, provided that any non-extended loan for which the undertaking fee has been paid by the Borrower shall be returned by the Bank in proportion to the amount of such non-extended loan.

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Article 5: Delivery of Documents

Any repayment request or notice given by the Bank hereunder to the Borrower shall be deemed to have been made when such request or notice has been delivered to the address most recently provided by the Borrower. In the event that the recipient or its agent fails to notify the Bank of any change of such address, or the Bank fails to deliver any of its request or notice to the address most recently provided by the Borrower for any other reasons, such request or notice shall be deemed to have been received by the recipient after a reasonable mailing period from the date the Bank delivers such documents to the post office.

Article 6: Calculation of Interests

The Borrower shall pay interest to the Bank per month for all the loans extended by the Bank at the rate set forth in the relevant credit agreement. In the absence of such rate, the base interest rate published by the Bank on the date its creditor’s right occurs shall apply.

Article 7: Non-responsibility for Verification of Seal

With respect to any bills issued, or secured or endorsed by the Borrower for the credit granted by the Bank, if the seal of the Borrower is stolen without the Bank being aware of it or the seal is forged and the Bank has performed to the largest extent its duty of care, the Applicant shall indemnify the Bank against any losses suffered by the Bank. With respect to the certificate of indebtedness, letter of guarantee or other documents held by the Bank for the credit granting, if the Bank can prove that it has provided the loan to the Borrower or issued a letter of guarantee to the beneficiary pursuant to the credit agreement, the Borrower shall not deny the existence of the credit relationship on the excuse of the seal of the Borrower being forged or stolen. The Borrower shall inform in writing the Bank of any change of name, organization, articles of association, person in charge, or any other changes which may have material impact on the operation of the Borrower, and provide the Bank with the application for changing or deregistering the seal. The Borrower shall assume the full liability for any transactions with the Bank before it informs the Bank of such changes. Before the Borrower obtains the approval of the Bank and completes the formality for changing or deregistering the seal, the seal kept by the Bank shall remain valid. The Borrower shall be fully liable for any consequences in connection with the use of the original seal in any transactions with the Bank. The above provisions shall apply to any losses caused by the original seal being stolen or forged.

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Article 8: Assumption of Risks related to defacement or loss of Bills

In the event that any bills, evidence of debt or any other supporting documents issued, endorsed, accepted or secured by the Borrower evidencing the indebtedness owed to the Bank are defaced or lost due to any accidents, force majeure or any other reasons not attributable to the Bank, or such bills, evidence of debt or other debt certificates are altered other than in connection with the gross negligence of the Bank, unless the Borrower can prove that any book account, voucher, computer generated documents or correspondence of the Bank contains mistakes, which mistakes shall be corrected by the Bank, the Borrower shall fully acknowledge all the information recorded in such documents and undertake to repay all the costs, default penalty, principal and interest when due.

Article 9: Loss of term rights

1.	In any of the following circumstances, the Bank may reduce at any time the line of credit or shorten the term of the loan granted to the Borrower or deem such loan immediate due and payable without giving prior notice or reminder letter:

(1)	the Borrower fails to repay the principal of any debt when due;
(2)	the Borrower petitions for compromise, bankruptcy, reorganization according to the Bankruptcy Law, receives the refusal notice from the clearing house, is wound up or liquidates its debts;
(3)	the Borrower fails to perform its obligation to provide security;
(4)	the Borrower dies and his successor declares limited succession or abandons inheritance;
(5)	the property of the Borrower is declared to be confiscated due to any criminal offence;

2.	In any of the following circumstances, the Bank may reduce at any time the line of credit or shorten the term of the loan granted to the Borrower or deem such loan immediate due and payable by giving a reasonable prior notice or reminder letter:

(1)	the Borrower fails to repay the interest of any debt when due;
(2)	the collateral of the Borrower is attached, lost, devalued or is unable to cover the secured claim;
(3)	the purpose of the funds provided by the Bank is not consistent with that authorized by the Bank;
(4)	the Borrower is subject to enforcement or provisional attachment order, provisional injunction, or any other preservation measures,

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Article 10: Inspection of Property and Disposal of Documents

The Borrower shall be subject to the supervision of the purpose of the credit, the inspection of the business and finance and the examination and control of the collateral by the Bank, and shall provide the Bank with direct access to any relevant account books, financial statements (including the consolidated financial statements), vouchers and documents. The Bank may also, if necessary, require the Borrower to provide such credit checking materials or the financial statements audited by an account firm acceptable to the Bank on a regular basis, and require such account firm to provide the working paper and deliver a copy of such financial statements to Joint Credit Information Center by giving notice to the Bank. In the event that the Bank believes that any financial statements or any other documents submitted by the Borrower to the Bank contain false information, the Borrower shall be deemed in breach upon notice from the Bank. However, the Bank is not obligated to make such supervision, inspection, examination, control or review. In the event that the Bank believes that the financial structure of the Borrower needs to be improved, it may require the Borrower to effect such improvement.

The Borrower agrees that the Bank may provide the Borrower’s creditworthiness report issued by the Bank, credit facility documents (including records of delay in payment, reminder letter and bad loan), the Borrower's financial documents, paper credit materials, individual credit materials, credit card (including IC card and magnetic stripe card) materials and the credit materials of credit card’s appointed stores, as well as any other documents related to credit facility, to the Small and Medium Enterprise Credit Guarantee Fund (SMEG) or any organization appointed by the SMEG, for collection, computer processing, use and international transmission, and to Joint Credit Information Center for filing. The Borrower agrees that Joint Credit Information Center may provide such materials and documents to any of its member agencies.

Article 11: Setoff Right

Regardless of the maturity date of any debt or claim, the Bank shall have the right to dispose of all the deposits and creditor's rights of the Borrower against the Bank (excluding check deposit) and apply such proceeds toward payment of the Borrower's debt. The Borrower acknowledges and agrees that in case of any default under any deeds between the Bank and the Borrower, if the Bank intends to reduce the line of credit or reduce the term of the loan or declare that such loan becomes immediately due and payable, then the deposit check executed between the Borrower and the Bank shall automatically become invalid, in which case, the Bank will immediately return the remaining amount and apply such amount to be returned toward payment of any of the Borrower's debts. The above setoff provision requires that the setoff will immediately come into effect when such setoff is recorded in the book account, and any deposit receipts, books, checks or any other certificates shall become invalid to the extent of such setoff.

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Article 12: Setoff Priority

In the event the proceeds are not sufficient to cover all the debts owed to the Bank and the method and order of such setoff shall be subject to the Civil Act, provided that the default penalty

Article 13: Assumption of Expenses

In the event that the Borrower is the subject to a litigation due to failure to perform its obligations, the Borrower agrees that the credit investigation expenses, storage cost, legal fee (to the extent of the amount paid to the attorney engaged by the Bank if it is unable to litigate on its own) and any other necessary costs incurred by the Bank in exercising or preserving its claims against the Borrower shall be borne by the Borrower, unless the court decides that there is no creditor's right against the Borrower.

Article 14: Entrustment

The Borrower agrees that in light of the business need, the Bank may entrust its business to any other organizations pursuant to the Finance Department, and may provide such entrusted organization with relevant material, provided that such entrusted organization shall be bound by the relevant laws and regulations and the confidentiality obligation when processing through computer or use any materials of the Borrower. The Borrower may consult with the Bank in respect of the type of information to be disclosed to such entrusted organization and the name of such entrusted organization.

Article 15: Competent Jurisdiction

The undersigned agree that the _______ District Court or the Taipei District Court, Taiwan will be the court of first instance having jurisdiction over all actions arising from or in connection with the indebtedness owed by the Borrower to the Bank.

Special Provisions

Article 16

With respect to the debts guaranteed by the Borrower, if the main debtor does not perform its contractual obligations and the Bank deems it necessary to allow the main debtor to defer or amortize the payment upon request by such main debtor, it shall notify in writing the Borrower, in which case, the Borrower agrees to continue to perform its guarantee obligations as to all the debts after the written notice of the Bank is given or deemed given.

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Article 17

In any of the following circumstances, the Bank may reduce at any time the line of credit or shorten the term of the loan granted to the Borrower or deem such loan immediate due and payable without giving prior notice or reminder letter:

(1) the Borrower provides any untrue financial report or materials to the Bank, resulting in the mistaken assessment by the Bank, thus causing the Bank make mistakes in its assessment, or intentionally hide or misrepresent any facts in dealing with the Bank, thus causing the Bank make mistakes;

(2) any permit or license used by the Bank to authorize the purpose of any fund is suspended or revoked;

(3) any capital authorized by the Bank is used in Mainland China.

Article 18

In any of the following circumstances, the Bank may reduce at any time the line of credit or shorten the term of the loan granted to the Borrower or deem such loan immediate due and payable by giving a reasonable prior notice or reminder letter:

(1) any bills used by the Borrower or its person in charge is not honored and no registration is made;

(2) any bill provided by the Borrower for repayment is not accepted;

(3) the Borrower delays in payment of its debt owed to any financial institution;

(4) the Borrower puts any of its property under custody of a third party without the approval of the Bank;

(5) the Borrower neglects to take out or renew any proper fire insurance (including the earthquake insurance) for the collateral;

(6) the Borrower is merged into or with any other company or is split or reduces its registered capital;

(7) the Borrower is in breach of any provisions of this Agreement.

Article 19

In the event that the Borrower allows the Bank to put under custody or transfer any claims (including the creditor's rights guarantee) against the Borrower to a third party pursuant to the applicable regulations on securitization of financial assets, the Bank may adopt the public announcement as set forth in such regulation in lieu of giving a transfer notice.

Article 20

The Borrower agrees that the Bank may, for the purpose of such transfer, provide the relevant creditor's rights documents to such transferee and debt value inspector, provided that the Bank shall procure such persons to comply with the Bank Law, Computer processing protection law and any other applicable laws, and shall not disclose such information to any third party.

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Article 21

The Borrower ☒ agrees □ does not agree that the Bank may disclose or transfer any of its clients accounting, credit, investment or insurance documents held by or filed with the Bank, to Mega Financial Holding Co., Ltd and any subsidiaries thereof listed below and selected by the Borrower by checking a box, for the purpose of advertisement, marketing or provision of service, provided that such holding company or subsidiary shall take any necessary confidentiality measure to protect such documents (if the Borrower does not select "agree", or selects "agree" without selecting the subsidiaries which may use such materials, or the seal page is left blank or the seal is not compliant, the Borrower shall be deemed to have selected "does not agree":

□ Mega Securities Co. Ltd.

□ Chung Kuo Insurance Company

□ Mega Bills Finance Co. Ltd.

□Mega Life Insurance Agency Co. Ltd.

□Mega International Investment Trust Co., Ltd.

□Mega Asset Management Co., Ltd.

□Mega Venture Capital Co., Ltd.

□All of the above companies

Even if the Borrower accepts this article, it can disagree at any time in the future by telephone, in writing or dealing in person with the Bank, thereupon, the Bank will notify Mega Financial Holding Co., Ltd and the selected subsidiaries to not to send any materials and exchange of client's documents.

Article 22

This Agreement is signed and sealed by the Borrower in person. Any future credit facility agreement between the Borrower and the Bank affixed with any of the signature or seal of the Borrower will be valid.

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The Borrower hereby represents that it has read and is fully aware of the provisions of this Agreement before executing this Agreement.

Borrower: Applied Optoelectronics, Inc., Taiwan Branch

Reference number: 28410552

Responsible person: Thompson, Lin

Identity card number:

By:	/s/ Chih-Hsiang (Thompson) Lin
(By seal)

By:	/s/ Applied Optoelectronics, Inc.
(By corporate seal)

Date : December 20, 2013

Address: 7F.-1,NO.700, Jhongjheng Rd., Jhonghe District , New Taipei City 23552, Taiwan

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